Exhibit 99.2

Ocean Power Technologies Awarded Contract to Provide Multiple Unmanned Surface Vehicles for International Defense Customer

Contract will lead to further growth with Allied Forces

MONROE TOWNSHIP, NJ, May 5, 2025- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has been awarded a contract for multiple WAM-V®s for delivery to certain Allied Forces. The contract includes delivery of vehicles, integrated sensors, and operators as a contractor-owned contractor-operated (COCO) delivery in late Spring 2025.

Due to the sensitive nature of this relationship, terms have not been disclosed.

This award builds on the recent commercial success of OPT’s vehicles and PowerBuoy®s for autonomous Maritime Domain Awareness, Counter Unmanned Underwater Vehicles, and Mine Counter Measure Solutions in North America, Latin America, and the Middle East.

Philipp Stratmann, CEO and President of OPT, expressed his enthusiasm about this revenue generating contract, stating, “We believe this agreement is further proof that our systems form an important part of building out the future of ocean security. Using highly adaptable and attritable Unmanned Surface Vehicles, like our WAM-V®, is a cost-efficient force multiplier for surface and seabed warfare efforts for the US Government and other Allied Forces. The dual use nature of our technologies enables us to provide systems to a broad set of customers.”

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the effective delivery and implementation of the new contract to provide multiple unmanned surface vehicles for our international defense customer, the continued success of OPT’s vehicles and PowerBuoy®s, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com